Exhibit 3.1(B)
EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF SONICS, INC.,
a Delaware corporation
     Grant A. Pierce and Drew E. Wingard hereby certify that:
     1. The original name of this corporation is Smartrock, Inc. and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was September 12, 1996.
     2. They are the duly elected and acting President and Secretary, respectively, of said corporation.
     3. The Seventh Amended and Restated Certificate of Incorporation of said corporation shall be further amended and restated to read in full as follows:
ARTICLE I
     The name of this corporation is Sonics, Inc.
ARTICLE II
     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
     The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
     This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Eighty Million (80,000,000) shares. Seventy-Five Million (75,000,000) shares shall be Common Stock (the “Common Stock”) and Five Million (5,000,000) shares shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

     The shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby exclusively vested in the Board of Directors). For any wholly unissued series of Preferred Stock, the Board of Directors is hereby authorized to fix and alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them.
     For any series of Preferred Stock having issued and outstanding shares, the Board of Directors is hereby authorized to increase or decrease the number of shares of such series when the number of shares of such series was originally fixed by the Board of Directors, but such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. In no event may the number of shares of any series be decreased to a number that is less than the number of shares of such series then outstanding.
ARTICLE V
     A. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article V does not affect the availability of equitable remedies for breach of fiduciary duties.
     B. Any repeal or modification of this Article V shall be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
ARTICLE VI
     For the management of the business and for the conduct of the affairs of this corporation, and in further definition, limitation and regulation of the powers of this corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
     A. The management of the business and the conduct of the affairs of this corporation shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the bylaws of the corporation.
     B. The Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

     C. Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.
     D. Any action required or permitted to be taken by the stockholders of this corporation must be effected at a duly called annual or special meeting of the stockholders of this corporation and may not be effected by consent in writing by such stockholders.
     E. Special meetings of stockholders of this corporation may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors, and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
     F. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.
     G. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of this corporation shall be given in the manner and to the extent provided in the bylaws of this corporation.
ARTICLE VII
     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute (including, without limitation, the General Corporation Law of the State of Delaware) and in this Certificate of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation; provided that notwithstanding any other provision of this Certificate of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors and the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding voting securities of this corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of the bylaws of this corporation or Section D or Section E of Article IV of this Certificate of Incorporation.
* * * *
     This Eighth Amended and Restated Certificate of Incorporation has been duly approved and adopted by the Board of Directors of this corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     This Eighth Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law of the State of Delaware, by the written consent of the holders of a majority of the outstanding stock entitled to vote thereon, a majority of the outstanding stock of each class entitled to vote thereon as a class, and sixty-five percent (65%) of the outstanding shares of Series A, Series B, Series C and Series D Preferred Stock, voting together as a single class, and written notice of such action has been given to the holders of such shares who did not so consent, in each case in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Sonics, Inc. has caused this Eighth Amended and Restated Certificate of Incorporation to be signed by the President and the Secretary on this ___day of ___, 2007.

SONICS, INC.
By:
Grant A. Pierce, President

ATTEST:

By:

Drew E. Wingard, Secretary